Exhibit 99.1

CACI Enters Into Definitive Agreement to Acquire ARKA Group, Expanding Its Technology Focus In Space-Based Sensing and Actionable Intelligence

Acquisition Marks the Latest Step in the Building of a National Security Technology Leader

Reston, Va., Dec. 22, 2025 – CACI International Inc (NYSE: CACI) announced today that it has entered into a definitive agreement to acquire ARKA Group L.P. (ARKA) from funds managed by Blackstone Tactical Opportunities (Blackstone) in an all-cash transaction for $2.6 billion. Aligned with CACI’s commitment to delivering advanced technology for national security customers, ARKA supports national security missions through its space-based sensor portfolio and ground-based software processing, accelerating the delivery of actionable intelligence to the warfighter.

“The acquisition of ARKA represents a significant step forward in our space strategy,” said John Mengucci, CACI President and Chief Executive Officer. “They bring deep experience and proven performance as a best-in-class provider of national security space and defense capabilities, which has been enhanced by Blackstone’s constructive stewardship of the business during their ownership. With a shared heritage spanning more than sixty years, CACI and ARKA address complex mission requirements and deliver future-ready solutions at the speed and scale required to expand the limits of national security.”

“For our shareholders, the acquisition of ARKA positions CACI to capture significant future opportunities in the space domain across Intelligence Community, U.S. Space Force, and other Department of War customers,” said Mengucci. “The combination enhances our ability to drive long-term growth in free cash flow and generate additional shareholder value.”

“I am confident that CACI will provide outstanding pathways for our employees to thrive,” said Andreas Nonnenmacher, ARKA President and Chief Executive Officer. “Our aligned mission-focused cultures and deep engineering roots create a strong foundation for future innovation and growth, and our customers will benefit right away from the expanded capabilities of the combined company.”

As a result of the $2.6 billion all-cash transaction, CACI expects to realize a tax benefit with a present value of $225 million. CACI expects the transaction to close in the third quarter of fiscal year 2026, subject to regulatory approvals and customary closing conditions.

Wells Fargo acted as exclusive financial advisor for CACI and provided committed financing for the transaction. Gibson Dunn acted as legal advisor for CACI. J.P. Morgan Securities LLC and Evercore acted as financial advisors for ARKA. Simpson Thacher & Bartlett LLP acted as legal advisor for ARKA.

A conference call will be held this morning at 8:30 a.m. Eastern time, during which members of CACI’s senior management team will make a brief presentation on this transaction. You can find details on CACI’s Investor Relations website at http://investor.caci.com/events/default.aspx at the scheduled time.

About ARKA
Headquartered in Danbury, Connecticut, ARKA is a fully integrated mission partner providing cutting-edge solutions with an unrivaled reputation for excellence to U.S. and international mission partners. ARKA’s legacy dates back to the earliest efforts in the United States’ space program, and today its advanced capabilities support all mission domains. The company addresses a broad range of customer needs, including state-of-the-art optical technologies, information processing and analytics, and trusted communication solutions that support the warfighter and the nation’s decision makers.

About CACI
CACI International Inc (NYSE: CACI) is a national security company with 25,000 talented employees who are Ever Vigilant in expanding the limits of national security. We ensure our customers’ success by delivering differentiated technology and distinctive expertise to accelerate innovation, drive speed and efficiency, and rapidly anticipate and eliminate threats. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. We are members of the Fortune 500™, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

Corporate Communications and Media:	Investor Relations:
Gino Bona Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(720) 419-8553, gino.bona@caci.com	(703) 841-7818, george.price@caci.com